Exhibit 99.3

SECURED SUBORDINATED PROMISSORY NOTE

THIS SECURED SUBORDINATED PROMISSORY NOTE (this “Note”), originally issued as of March 18, 2009, is executed by ZNOMICS, INC., a Nevada corporation (“Maker”) and Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”).

RECITALS

WHEREAS, WSGR has performed legal services on behalf of Maker prior to the issuance hereof.

WHEREAS, as of the original date of issuance hereof, the aggregate amount of fees and costs invoiced by WSGR and incurred by Maker in connection with such legal services equals $75,258.70 (the “Initial Principal Amount”).  A list of such invoices are attached hereto as Schedule I.

WHEREAS, in consideration of WSGR’s agreement to (a) defer payment of fees and costs heretofore incurred by Maker in connection with such legal services, (b) continue to perform legal services on behalf of Maker and (c) defer payment of fees and costs incurred by Maker from time to time after the period covered by the last invoice delivered by WSGR to Maker with respect to such future legal services (the aggregate amount of such fees, the “Additional Fees”) until the aggregate amount of deferred fees costs incurred by Maker have been paid, Maker has agreed to (i) issue to WSGR this Note and (ii) enter into the Joinder Agreement, dated as of the date of original issuance hereof, by and between Maker and WSGR, pursuant to which WSGR has agreed it shall become a “Lender” under the Security Agreement, dated as of March 12, 2009, by and between Maker, WSGR, the other lenders party thereto and Triangle Holdings VI LLC, as collateral agent (the “Security Agreement”), and shall be bound by all the provisions of the Security Agreement to the same extent as if WSGR had executed the Security Agreement.

WHEREAS, this Note shall be deemed a “Subordinated Note” under the Security Agreement and shall be secured pursuant to the terms of the Security Agreement to the same extent as the other “Subordinated Notes” that are secured under the Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Payment; Maturity Date. Maker hereby promises to pay to the order of WSGR, or its successors or assigns, in lawful money of the United States of America, the sum of (a) the Initial Principal Amount and (b) an amount equal to the Additional Fees, together with accrued and unpaid interest thereon, at the rate or rates set forth below on the earlier of (x) the first date on which the Maker receives proceeds from the sale and issuance of Maker’s equity securities or debt securities convertible into Maker’s equity securities from FirstPoint Biotech, Inc., a Delaware corporation and (y) July 9, 2009 (the “Maturity Date”).

2. Interest.  The unpaid principal amount of this Note shall bear simple interest at a rate equal to ten  percent (10%) per annum calculated on the basis of a 365 day year.  Accrued and unpaid interest shall be due and payable on the Maturity Date.  Interest on the Initial Principal Amount shall accrue from the original date of issuance hereof and interest on any Additional Fees incurred by Maker from time to time, shall accrue from the 31st day after the delivery by WSGR to Maker of the invoice related to such Additional Fees. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Note.

3. Prepayment.

(a) Voluntary Prepayment.  This Note may be prepaid in whole or in part at any time, without premium or penalty.

(b) Mandatory Prepayment.  If Maker sells, exclusively licenses or otherwise transfers its Zenemark ® Library, including all intellectual property rights related to such Zenemark ® Library, Maker shall use the net proceeds of such sale, transfer or exclusive license to prepay this Note in the manner provided in the Security Agreement.

4. Security Interest.  This Note is secured pursuant to the Security Agreement.

5. Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay.  The Maker shall fail to pay when due any principal or accrued interest on the date due and such payment shall not have been made within five (5) business days of such due date; or

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Maker shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Maker or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement.

6. Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 5(b) or 5(c)) and at any time thereafter during the continuance of such Event of Default, WSGR may, by written notice to the Maker, declare all outstanding principal and accrued and unpaid interest payable by the Maker hereunder to be immediately due and payable without presentment, demand, notice of dishonor or protest, all of which are hereby expressly waived.  Upon the occurrence of any Event of Default described in Sections 5(b) or 5(c), immediately and without notice, all outstanding principal and accrued and unpaid interest payable by the Maker hereunder shall automatically become immediately due and payable, without presentment, demand or protest, all of which are hereby expressly waived.  In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, WSGR, may exercise any other right, power or remedy granted to it by the Security Agreement or law.

7. Miscellaneous.

(a) Assignment. This Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged.  Neither Maker nor WSGR shall transfer its interests under this Note without the express written consent of the other party.

(b) Governing Law.  This Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of Oregon, without regard to principles of conflict of laws.

(c) Waiver of Jury Trial.  Each of Maker and WSGR hereby agree to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or the Security Agreement.

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The Maker has caused this Note to be issued as of the date first written above.

ZNOMICS, INC.

By: /s/ Kerry D. Rea
Name:  Kerry D. Rea
Title:    Chief Financial Officer

Acknowledged and agreed
as of the date first above written:

WILSON SONSINI GOODRICH & ROSATI, P.C.

By: /s/ Robert F. Kornegay
Name:  Robert F. Kornegay
Title:    Partner

SCHEDULE I

OUTSTANDING INVOICES

Invoice Date	Invoice ID	Amount Billed	Balance
10/30/2008	1154790	$23,117.00	$2,345.53
10/30/2008	1154791	$5,742.00	$5,742.00
10/30/2008	1154792	$7,055.00	$7,055.00
10/30/2008	1154793	$8,930.00	$8,930.00
11/25/2008	1159072	$260.00	$260.00
11/25/2008	1159085	$339.95	$224.00
11/30/2008	1160471	$21,342.50	$21,342.50
11/30/2008	1160467	$407.00	$407.00
11/30/2008	1159892	$638.00	$638.00
11/30/2008	1159893	$1,694.00	$1,541.00
11/30/2008	1159894	$3,437.00	$3,284.00
12/31/2008	1166865	$14,248.40	$14,213.00
01/23/2009	1169789	$53.65	$52.00
01/23/2009	1169790	$52.75	$52.67
01/31/2009	1173475	$6,749.00	$6,749.00
02/28/2009	1178749	$2,423.00	$2,423.00
			$75,258.70